THE GABELLI DIVIDEND & INCOME TRUST
(the "Fund")
File No. 811-21423
Item No. 77I (Terms of New or Amended Securities) -- Attachment

A copy of the Statement of Preferences for the Fund's 5.25% Series G Cumulative Preferred Shares is incorporated herein by reference to Post-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2 (File Nos. 811-21423 and 333-210990), as filed with the Securities and Exchange Commission on June 29, 2016.